QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clayton Williams Energy, Inc.

        We consent to the use of our report dated February 25, 2004, with respect to the consolidated balance sheets of Clayton Williams Energy, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. The audit report covering the December 31, 2003, consolidated financial statements refers to a change in the method of accounting for abandonment obligations in accordance with Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" as of January 1, 2003, and a change in method of accounting for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 2001.

                      /s/ KPMG LLP

Dallas, Texas
August 24, 2004

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM